UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2009

REGENERX BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 630, Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 280-1992

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Pursuant to the Salary Restoration (as defined in Item 8.01 below), on October 8, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of RegeneRx Biopharmaceuticals, Inc. (the “Company”) approved the restoration of the base salaries of each of J.J. Finkelstein, the Company’s chief executive officer, and C. Neil Lyons, the Company’s chief financial officer, to the levels in place as of December 31, 2008. The Committee took this action in consideration of, among other things, the Company’s recently completed registered direct offering of its common stock and warrants and private placement of common stock and warrants to an affiliate of Sigma-Tau Group, which were publicly announced on September 30, 2009.

As described in the Company’s Current Report on Form 8-K filed on April 16, 2009 (the “April Form 8-K”), the salaries of Messrs. Finkelstein and Lyons had been reduced as part of a 35% reduction in salaries of substantially all employees of the Company. As part of the Salary Restoration, Mr. Finkelstein’s annual base salary has been returned to $299,520 from $194,688, and Mr. Lyons’ annual base salary has been returned to $202,537 from $131,649, in each case effective as of October 1, 2009 on a going forward basis.

As a result of the Salary Restoration, the options previously granted to each of Mr. Finkelstein and Mr. Lyons in consideration for their agreement to the salary reductions ceased vesting as of September 30, 2009 in accordance with the terms of these options. The vested portion of these options remain exercisable in accordance with the terms and conditions of the Company’s Amended and Restated 2000 Stock Option and Incentive Plan.

Item 8.01 Other Events.

On October 8, 2009, the Committee approved the restoration of base salaries to amounts in place as of December 31, 2008 for all officers and employees of the Company who had participated in the salary reduction program adopted in April 2009 (the “Salary Restoration”). The Committee also approved the restoration of director fees payable to the Company’s non-employee directors for service on the Board and the committees thereof to the levels in place prior to the reductions in these fees adopted in April 2009 and described in the April Form 8-K (the “Director Fee Restoration,” and together with the Salary Restoration, the “Restoration”).

As part of the Restoration, the annual base salary payable to Dr. Allan Goldstein, the Company’s chairman and chief scientific officer, was returned to $187,460 from $121,849, effective as of October 1, 2009 on a going forward basis. As a result of the Restoration, the options previously granted to Dr. Goldstein, all other Company employees who participated in the salary reduction, and each of the Company’s non-employee directors in consideration for their agreement to the salary and director fee reductions ceased vesting as of September 30, 2009 in accordance with the terms of these options. The vested portion of these options remain exercisable in accordance with the terms and conditions of the Company’s Amended and Restated 2000 Stock Option and Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

Date: October 14, 2009

By: /s/ J.J. Finkelstein
Name: J.J. Finkelstein
Title: President and Chief Financial Officer